EXHIBIT 10.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
WORLD ACCEPTANCE CORPORATION
2005 SUPPLEMENTAL INCOME PLAN

Effective April 1, 2019

This First Amendment (the “Amendment”) to the Second Amended and Restated World Acceptance Corporation 2005 Supplemental Income Plan (the “Plan”) is adopted as of April 15, 2019 and shall become effective April 1, 2019.

1.	Section 2.5 of the Plan is deleted in its entirety and replaced with the following:

2.5    “Early Retirement Benefit” means, with respect to each Executive, 45% of such Executive’s monthly base salary, at the time of Early Retirement, multiplied by such Executive’s Salary Adjustment Factor, multiplied by the Executive’s Days of Service Fraction. For the avoidance of doubt, the Executive’s monthly base salary used in determining the Early Retirement Benefit shall be the actual monthly base salary paid to the Executive rather than the reduced amount used to calculate severance payments or other benefits.

2.	Section 2.12 of the Plan is deleted in its entirety and replaced with the following:

2.12    “Normal Retirement Benefit” means, with respect to each Executive, 45% of such Executive’s monthly base salary at the time of Normal Retirement, multiplied by such Executive’s Salary Adjustment Factor. For the avoidance of doubt, the Executive’s monthly base salary used in determining the Normal Retirement Benefit shall be the actual monthly base salary paid to the Executive rather than the reduced amount used to calculate severance payments or other benefits.

3.	The following new Section 2.18 is added to the Plan:

2.18    “Salary Adjustment Factor” means, with respect to each Executive, the Salary Adjustment Factor determined and approved by the Board of Directors of the Company for such Executive and recorded on the Salary Adjustment Factor Schedule set forth as a schedule to this Plan. The Salary Adjustment Factor may be different for different Executives, and the Salary Adjustment Factor Schedule shall be updated by the Company if, when and as additional Executives become participants in the Plan.

4.	The following new Section 3.8 is added to the Plan:

3.8    The Plan was amended effective April 1, 2019 to add the Salary Adjustment Factor definition in Section 2.18 and to make related changes to the Plan. Notwithstanding any other provision of this Plan, any Executive who had accrued benefits under the Plan as of March 31, 2019 shall be entitled to receive benefits at least equal to the Executive’s accrued benefits as of March 31, 2019, as determined under, and subject to, the terms of the Plan as of March 31, 2019.

5.	The initial Salary Adjustment Factor Schedule shall be the schedule attached hereto.

6.	Except as expressly set forth in this Amendment, the Plan shall remain unmodified and in full force and effect.

SECOND AMENDED AND RESTATED
WORLD ACCEPTANCE CORPORATION
2005 SUPPLEMENTAL INCOME PLAN

SALARY ADJUSTMENT FACTOR SCHEDULE
As of April 1, 2019

Executive	Salary Adjustment Factor
R. Chad Prashad	.50
John L. Calmes, Jr.	.56
D. Clinton Dyer	.56
Jeff L. Tinney	.75